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GST TELECOMMUNICATIONS, INC.

UNAUDITED PRO FORMA
CONDENSED FINANCIAL STATEMENTS

    On January 10, 2001, GST Telecommunications, Inc. and its subsidiaries ("GST") sold substantially all of its assets (the "Disposition") to Time Warner Telecom Inc. ("Time Warner Telecom") pursuant to a definitive asset purchase agreement (the "Purchase Agreement") for cash of approximately $627 million, the payment of certain liabilities and fees of approximately $42 million, and the rights to certain receivables with an expected collection value of approximately $20 million, for total consideration of approximately $689 million. As part of GST's bankruptcy proceedings, the Purchase Agreement was approved by the United States District Court for the District of Delaware (the "Bankruptcy Court").

    The Disposition included all of GST assets except the following:

  •
  most of GST's assets and operations in Hawaii;

  •
  specific customer contracts and certain businesses that Time Warner Telecom did not consider part of its core strategy, and

  •
  other assets consisting principally of cash and cash equivalents, restricted investments, certain accounts receivable and certain other current assets.

    The unaudited pro forma condensed financial information presented below has been derived from the unaudited or audited historical financial statements of GST and reflects a preliminary estimate of certain pro forma adjustments based on information and assumptions that management of GST believes are reasonable.

    The unaudited pro forma condensed balance sheet as of September 30, 2000 gives effect to the Disposition as if it had been consummated on September 30, 2000. The accompanying unaudited pro forma condensed statements of operations for the year ended December 31, 1999 and the nine months ended September 30, 2000 give effect to the Disposition as if it had been consummated on January 1, 1999.

    The unaudited pro forma condensed financial statements may not be indicative of the results that might have been achieved if the Disposition had been completed and in effect for the periods indicated or the results that may be achieved in the period immediately prior to closing or in the future. The unaudited pro forma condensed financial statements presented below should be read in conjunction with the historical financial statements and related notes thereto of GST.

GST Telecommunications, Inc.

Unaudited Pro Forma Condensed Balance Sheet
September 30, 2000
(in thousands)

	Historical	Assets Acquired by Time Warner Telecom(a)	Transaction Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$30,740				$30,740
Restricted investments	10,152		616,542	(b)
			(37,500	)(c)	589,194
Trade accounts receivable, net	43,881	(31,083)			12,798
Construction contracts receivable	37,625	(29,803)			7,822
Investments	910	(910)			—
Prepaid and other current assets	8,519	(4,945)			3,574

Total current assets	131,827				644,128
Restricted investments	3,510				3,510
Property, plant and equipment, net	652,158	(779,900)	153,186	(d)	25,444
Other assets, net	2,661	(67,948)	65,287	(d)	0

	$790,156				$673,082

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$1,214				$1,214
Accrued expenses	56,443		(3,000	)(e)
			(10,000	)(f)	43,443
Deferred revenue	12,307		(10,513	)(g)	1,794

Total current liabilities	69,964				46,451
Liabilities subject to compromise	1,322,642		(33,479	)(e)
			(37,500	)(c)	1,251,663
Other liabilities	25,460		(25,460	)(g)	—
Redeemable preference shares	74,008				74,008
Shareholders' deficit:
Common shares	251,575				251,575
Accumulated deficit	(953,493)		2,878	(d)	(950,615)

Total shareholders' deficit	(701,918)				(699,040)

	$790,156				$673,082

GST Telecommunications, Inc.

Unaudited Pro Forma Condensed Statements of Operations
Twelve months ended December 31, 1999
(In thousands)

	Historical	Assets Acquired by Time Warner Telecom(a)	Other(d)	Pro Forma
Revenue:
Telecommunication services	$202,686	$(86,275)		$116,411
Construction, facility sales and other	115,147	(115,147)		—
Product	4,089			4,089

	321,922			120,500
Operating costs and expenses:
Network expenses	129,761	(49,948)		79,813
Facilities administration and maintenance	21,074	(10,664)		10,410
Cost of construction revenues	74,940	(74,940)		—
Cost of product revenues	2,484			2,484
Selling, general and administrative	122,974	(66,188)		56,786
Depreciation and amortization	70,973	(48,710)		22,263
Impairment of assets	—		$257,949	257,949

	422,206			429,705

Loss from operations	(100,284)			(309,204)
Other expenses (income):
Interest income	(9,736)			(9,736)
Interest expense, net of amounts capitalized	115,481			115,481
Other	(23,460)			(23,460)

	82,285			82,285

Net loss	$(182,569)			$(391,489)

GST Telecommunications, Inc.

Unaudited Pro Forma Condensed Statements of Operations
Nine months ended September 30, 2000
(In thousands)

	Historical	Assets Acquired by Time Warner Telecom(a)	Other(d)	Pro Forma
Revenue:
Telecommunication services	$160,223	$(89,560)		$70,663
Construction, facility sales and other	24,563	(24,563)		—
Product	205			205

	184,991			70,868
Operating costs and expenses:
Network expenses	94,531	(42,108)		52,423
Facilities administration and maintenance	19,275	(14,210)		5,065
Cost of construction revenues	16,581	(16,581)		—
Cost of product revenues	307			307
Selling, general and administrative	97,380	(60,930)		36,450
Depreciation and amortization	67,569	(58,162)		9,407
Impairment of assets	260,827		$(2,878)	257,949

	556,470			361,601

Loss from operations	(371,479)			(290,733)
Other expenses (income):
Interest income	(2,117)			(2,117)
Interest expense, net of amounts capitalized	52,576			52,576
Other	(47,745)			(47,745)

	2,714			2,714

Loss before reorganization expenses	(374,193)			(293,447)
Reorganization expenses	12,777			12,777

Net loss	$(386,970)			$(306,224)

GST TELECOMMUNICATIONS, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS
(Dollars in thousands)

BASIS OF PRESENTATION

    The accompanying unaudited pro forma condensed balance sheet is presented as of September 30, 2000. The accompanying unaudited pro forma condensed statements of operations are presented for the year ended December 31, 1999 and the nine months ended September 30, 2000. The adjustments contained in the accompanying pro forma condensed financial statements reflect the following:

  (a)
  Assets and operations purchased by Time Warner Telecom, which comprise substantially all of GST's assets. The assets excluded from the Purchase Agreement consist of the majority of GST's Hawaii assets and operations, certain other businesses and contracts, and other assets, as well as the related revenue and expenses associated with these excluded assets. Other assets excluded consist principally of cash and cash equivalents, restricted investments, certain accounts receivable and certain other current assets. The businesses and contracts excluded relate primarily to the operator services/hospitality business and certain contracts for resold local and long distance services.

  (b)
  $616,542 in cash received upon the close of the transaction on January 10, 2001. Pursuant to the Purchase Agreement, GST received the first $10,000 in cash proceeds in September 2000.

  (c)
  The payment of $37,500 in pre-petition debt, which was paid upon the close of the transaction as mandated by the sale order issued by the Bankruptcy Court.

  (d)
  GST recorded an impairment loss of $260,827 in September 2000 when it entered into the Purchase Agreement. The loss reflected the difference between the book value of GST's assets and the amount of expected proceeds from both the pending sale to Time Warner Telecom and anticipated sales of other assets. The impairment loss related to the assets sold to Time Warner Telecom consisted of a write-down to property, plant and equipment of $153,186 and to other assets of $65,287. Because the unaudited pro forma condensed balance sheet as of September 30, 2000 gives effect to the Disposition as if it had occurred on September 30, 2000, the adjustments for assets sold to Time Warner Telecom (footnote (a)) reflect the pre-impairment book values of assets sold to Time Warner Telecom, and the impairment loss related to those assets is presented separately as a transaction adjustment. The gain of $2,878 reflects an adjustment to the initial impairment estimate of $260,827, which renders a pro forma impairment loss of $257,949. This loss represents only an estimate of the anticipated total loss on the planned disposition of all of GST's assets. Actual losses could exceed this amount.

  (e)
  The assumption of $36,479 in liabilities by Time Warner Telecom. In addition, Time Warner Telecom paid $5,400 in transaction fees on behalf of GST at closing.

  (f)
  The elimination of the liability for the $10,000 deposit received from Time Warner Telecom in September 2000.

  (g)
  The elimination of deferred revenue liabilities for customer contracts sold to Time Warner Telecom.

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GST TELECOMMUNICATIONS, INC. UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS
GST Telecommunications, Inc. Unaudited Pro Forma Condensed Balance Sheet September 30, 2000 (in thousands)
GST Telecommunications, Inc. Unaudited Pro Forma Condensed Statements of Operations Twelve months ended December 31, 1999 (In thousands)
GST Telecommunications, Inc. Unaudited Pro Forma Condensed Statements of Operations Nine months ended September 30, 2000 (In thousands)
GST TELECOMMUNICATIONS, INC. NOTES TO THE UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS (Dollars in thousands)